Pursuant to Rule 424(b)(5)

Registration No. 333-273252

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 26, 2023)

PHOENIX MOTOR INC.

1,415,929 Shares of Common Stock

We are offering 1,415,929 shares of our common stock, par value $0.0004 per share (“Common Stock”), in a registered direct offering directly to investors without a placement agent or underwriter at an offering price of $1.13 per share of Common Stock. We are not paying underwriting discounts or commissions, so the proceeds to us, before expenses, will be approximately $1.6 million. We estimate the total expenses of this offering will be approximately $100,000.

In a concurrent private placement, we are also issuing to the investors warrants to purchase up to 1,415,929 shares of Common Stock (the “Warrants”). Each Warrant is exercisable for one share of Common Stock. The Warrants will have an initial exercise price of $2.00 per share and will be exercisable at any time on or after the date of issuance and will expire on the fifth anniversary of the date on which the Warrants are issued. The Warrants and the shares of Common Stock issuable upon the exercise of such Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Each share of Common Stock will be issued pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement.

Our Common Stock is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “PEV.” On February 6, 2024, the closing sale price on Nasdaq of our Common Stock was $1.17 per share.

As of February 7, 2024, the aggregate market value of our outstanding Common Stock held by non-affiliates (“public float”) was approximately $21,042,336, based on 14,028,224 shares of outstanding Common Stock held by non-affiliates as of such date, and a price of $1.50 per share, which was the last reported sales price of our Common Stock on the Nasdaq Capital Market on January 9, 2024. We have sold $4,825,826 of our securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell shares of our Common Stock having an aggregate offering price of up to approximately $2,188,286. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements.

Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-3 of this prospectus supplement, as well as in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about February 9, 2024, subject to the satisfaction of certain closing conditions.

This prospectus supplement is dated February 8, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts, combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein that we filed with the SEC before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement or accompanying prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms apart, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to the “Company,” “we,” “us,” “our” or “Phoenix” refer specifically to Phoenix Motor Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of our securities. Capitalized terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

We use our trademarks in this prospectus supplement as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our Common Stock and Warrants, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to buy our securities.

Overview

Phoenix Motor Inc. (the “Company”), doing business as “Phoenix Motorcars” through its wholly owned subsidiaries, Phoenix Cars LLC, Phoenix Motorcars Leasing LLC, and EdisonFuture Motor, Inc., is a leading electrification solutions provider for the commercial vehicle industry as well as other industries. Phoenix designs, develops, manufactures, assembles, and integrates electric drive systems and light and medium duty electric vehicles (“EVs”), with an aim to reduce carbon intensity and greenhouse gas (“GHG”) emissions. The Company operates two primary brands, “Phoenix Motorcars” which is focused on commercial products including medium duty electric vehicles, chargers and electric forklifts, and “EdisonFuture” which intends to offer light-duty electric vehicles.

As an EV pioneer, we launched our first medium-duty electric drivetrain in 2009 and delivered our first commercial EV in 2014. In 2019, we launched our second generation (“Gen 2”) High Power Drive System for the Ford E450 chassis, the E-200. Since April 2021, we have been in production of our third generation (“Gen 3”) drivetrain (E-300). We are currently scheduled to release our fourth generation (“Gen 4”) drivetrain in 2023, which is expected to allow for substantially higher production volumes and achieve significant cost reduction.

Over the last six years we have developed and deployed for our customers all-electric shuttle buses, utility trucks, service trucks, cargo trucks and flatbed trucks. This differentiates us in the market where most commercial EV manufacturers are still in the prototype phase. As of December 31, 2022, we have delivered a total of 116 EVs to more than 42 customers, representing what we believe is the largest number of Class 4 cutaway medium duty electric shuttle bus deployments in the U.S. and the most electric vehicles deployed on the Ford E-Series chassis. With over four million zero-emission miles accumulatively driven by the vehicles we delivered, we have gained significant industry experience, distinct expertise and extensive knowledge in R&D, production, commercialization, customer engagement and validation of light and medium duty EVs, enabling us to drive continued design enhancements and innovations in our current and future generations drivetrain systems and other products.

We believe the commercial EV market is currently underserved, is projected to grow from a low base today to global sales of three million units by 2025 and nine million by 2030, led by buses and light trucks, representing significant growth opportunities. Major factors driving the growth of the commercial EV market are rising policy support, increasing electrification of public transport fleets, stringent government regulations, advancements in battery pack technologies and electric powertrains and accelerated investment in charging infrastructure. By taking advantage of our proprietary technology, industry-leading experience and expertise, as well as increasing EV demand boosted by government incentives, grants and regulations, we believe we are well positioned to capitalize on the commercial market opportunities.

Corporate Information

Phoenix Motor Inc. was incorporated in Delaware on October 12, 2020. Two of our operating subsidiaries, Phoenix Cars, LLC and Phoenix Motorcars Leasing, LLC, were formed in 2003 and our third operating subsidiary, EdisonFuture Motor, Inc., was established in July 2021. Our principal executive offices are located at 1500 Lakeview Loop, Anaheim, CA 92807. Our telephone number is (909) 987-0815.

Our website is https://phoenixmotorcars.com and on the Investor Relations section of our website, we post or will post, as applicable, the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”): our Annual Report on Form 10-K (the “Annual Report”), our Proxy Statement on Schedule 14A, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus supplement and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

All of the information on our Investor Relations web page is available to be viewed free of charge. Information contained on our website is not part of this prospectus or our other filings with the SEC. We assume no obligation to update or revise any forward-looking statements in this prospectus whether as a result of new information, future events or otherwise, unless we are required to do so by law.

The SEC also maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

S-1

The Offering
Common Stock offered by us	1,415,929 shares of Common Stock (excluding the shares of Common Stock issuable upon exercise of the Warrants)
Common Stock to be outstanding immediately after this offering	33,264,153 shares of Common Stock (excluding the shares of Common Stock issuable upon exercise of the Warrants)
Concurrent Private Placement of Warrants

In a concurrent private placement, we are selling to the investor purchasing the Common Stock in this offering Warrants to purchase up to 1,415,929 shares of our Common Stock at an exercise price of $2.00 per share. The Warrants are exercisable immediately following issuance and will have a term of five years from the initial exercise date. We will receive gross proceeds from exercise of the Warrants in such concurrent private placement transaction solely to the extent such Warrants are exercised for cash. The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Use of Proceeds

We currently intend to use the net proceeds from the sale of our securities under this prospectus for working capital and general corporate purposes. See the section entitled “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors

Investing in our Common Stock involves a high degree of risk. See the “Risk Factors” section on page S-3 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Symbol	Our Common Stock is listed on Nasdaq under the symbol “PEV.”

The number of shares of our Common Stock to be outstanding after this offering is based on 31,848,224 shares of our Common Stock outstanding as of February 6, 2024 prior to the closing of this offering, and excludes the shares of Common Stock issuable upon exercise of the Warrants.

S-2

RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Additional Risks Related to This Offering and Our Common Stock

We will continue to require additional capital to fund our operations, and if we fail to obtain necessary financing, we may not be able to complete the development and commercialization of our electric vehicles, and we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

We have experienced operating losses and negative cash flow, and we expect to continue to incur operating losses as we implement our business plans. As of September 30, 2023, our principal source of liquidity is our unrestricted cash and cash equivalents balance in the amount of $186,000. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. The design, manufacture and sale of electric vehicles is a capital-intensive business. Although we pursue an “asset light strategy” for growth, our business plan to design, produce, sell and service commercial electric buses, vans and trucks, including the Gen 4, Gen 5, EF-1 truck and EF-1 V van, is expected to require continued capital investment and incur substantial costs including research and development expenses, raw material procurement costs, sales and distribution expenses as we build our brand and market our vehicles, and general and administrative expenses as we scale our operations, identify and commit resources to investigate new areas of demand and incur costs as a public company. Our ability to become profitable in the future will not only depend on our ability to complete the design and development of our vehicles but also to control our capital expenditures and costs. As we expand our product portfolio, including the scheduled release of Gen 4 in late 2023, we will need to manage costs effectively to sell those products at our expected margins.

If we are unable to cost efficiently design, manufacture, market, sell and distribute and service our vehicles and provide our services, our business, prospects, financial condition, results of operations, and cash flows would be materially and adversely affected. Unlike established EV automotive manufacturers that have greater financial resources than we do, there can be no assurance that we will have access to the capital we need on favorable terms when required or at all. In addition, future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

We expect that we will need to raise additional capital in order to continue to execute our business plans in the future, and we plan to seek additional equity and/or debt financing, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures. If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue the development or commercialization of one or more of our EV products, restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained.

S-3

The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.

Our Common Stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price at which you purchase it.

The stock market generally, and our Common Stock in particular, has experienced price and volume fluctuations. As a result of this volatility, you might not be able to sell the Common Stock at or above the price at which you purchase it. The market price for our Common Stock might continue to fluctuate significantly in response to various factors, some of which are beyond our control. These factors include:

•	changes to the electric vehicle industry, including demand and regulations;

•	our ability to compete successfully against current and future competitors;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	sales of our Common Stock;

•	our ability to execute our growth strategy;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments; and

•	economic and other external factors.

In addition, the stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. These fluctuations might be even more pronounced in the new trading market for our stock. Additionally, securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase. You may also experience future dilution as a result of future equity offerings.

S-4

The price per share, together with the number of shares of our Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. Our total stockholders’ equity as of September 30, 2023 was $5.05 million, or approximately $0.24 per share of our Common Stock. After giving effect to the 1,415,929 shares of our Common Stock to be sold in this offering at an offering price of $1.13 per share, our as adjusted stockholders’ equity value as of September 30, 2023 would have been $6.65 million, or approximately $0.29 per share of our Common Stock. This represents an immediate increase in the stockholders’ equity of $0.05 per share of our Common Stock to our existing stockholders and an immediate dilution in stockholders’ equity of approximately $0.84 per share of our Common Stock to new investors, representing the difference between the offering price and our as adjusted stockholders’ equity value as of September 30, 2023, after giving effect to this offering, and the offering price per share. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution.

In addition, we have a significant number of stock options outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of Common Stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Common Stock in this offering. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions, may be higher or lower than the price per share in this offering. As a result, investors of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock could occur at any time. The issuance of new shares of our Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from the offering of securities under this prospectus for working capital and general corporate purposes, as described in the section of this prospectus supplement entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds, if any, will depend upon a number of factors, such as our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

S-5

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

The Warrants are being offered in a concurrent Private Placement and there is no public market for the Warrants.

The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, there is no public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as common stockholders until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your Warrants, you will have no rights with respect to shares of our Common Stock issuable upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the Warrants, holders will only be able to exercise such Warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of Common Stock that holders will receive upon exercise of the Warrants will be fewer than it would have been had such holders exercised their Warrants for cash. Under the terms of the Warrants, we have agreed to use our best efforts to maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

The Warrants are speculative in nature.

The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Warrants may acquire the Common Stock issuable upon exercise of such warrants at an exercise price of $2.00 per share.

This offering is being conducted on a “best efforts” basis.

The Company is offering the shares on a “best efforts” basis. The Company is not required to sell any specific number or dollar amount of shares of Common Stock in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

The failure to successfully integrate Proterra Transit Business Unit’s business and operations in the expected time frame may adversely affect the combined company’s future results.

S-6

As previously reported, on January 11, 2024, the Company completed the acquisition of the Proterra transit business unit (the “Transit Business”) pursuant to the asset purchase agreement with Proterra, Inc. (“Proterra”) signed on November 13, 2023. The Company believes that the acquisition of the Transit Business will result in certain benefits, including revenue growth, certain cost synergies, drive product innovations, and operational efficiencies. However, to realize these anticipated benefits, the businesses of the Company and the Transit Business must be successfully combined. The success of the asset acquisition will depend on the Company’s ability to realize these anticipated benefits from combining the businesses of the Company and the Transit Business. The Company may fail to realize the anticipated benefits of the asset acquisition for a variety of reasons, including the following:

•	failure to successfully manage relationships with Transit Business customers, distributors and suppliers;

•	failure of customers to accept new products or to continue as customers of the Company;

•	customer and revenue attrition of the Transit Business in excess of anticipated levels;

•	failure to qualify the Company’s products as a primary source of supply with OEM customers on a timely basis or at all;

•	potential incompatibility of technologies and systems;

•	failure to integrate and leverage the increased scale of the Transit Business quickly and effectively;

•	potential difficulties preparing financial statements and integrating and harmonizing financial reporting systems;

•	the loss of key employees of the Transit Business;

•	failure to effectively coordinate sales and marketing efforts to communicate the capabilities of the combined company; and

•	failure to combine product offerings and product lines quickly and effectively.

•	the risk of entering market segments in which the Company has no or limited direct prior experience and where competitors in such market segments have stronger market segment positions;

•	failure to have adequate capital resources to finance the Transit Business operations and business

The actual integration may result in additional and unforeseen expenses or delays. If the combined company is not able to successfully integrate the Transit Business’s business and operations, or if there are delays in combining the businesses, the anticipated benefits of the asset acquisition may not be realized fully or at all or may take longer to realize than expected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

S-7

These statements are subject to known and unknown risks, uncertainties and assumptions, many of which are difficult to predict and are beyond our control and could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Below is a summary of certain material factors that may make an investment in our Common Stock speculative or risky.

•	Our management has performed an analysis of our ability to continue as a going concern and has identified substantial doubt about our ability to continue as a going concern. If we are unable to obtain additional funding or do not have access to additional capital, we will be unable to execute our business plans and could be required to terminate or significantly curtail our operations.

•	Our history of losses, and expectation of incurring significant expenses and losses for the foreseeable future.

•	We have not achieved positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

•	Economic, regulatory, political and other events, including the rise in interest rates, heightened inflation, slower growth or recession, issues with supply chain, shortage of labor and the war in Ukraine, adversely affect our financial results.

•	We may be unable to convert concept trucks and vans into production and sales.

•	Our ability to meet the timelines we have established for development and production and development of our EVs.

•	We may be unable to adequately control our operating costs and future capital requirements and sources and uses of cash.

•	Developing and expanding our own manufacturing facilities for production of our EVs will increase our capital expenditures and may delay or inhibit production of our EVs.

•	Customers who have committed to purchase our vehicles may purchase significantly fewer vehicles than we currently anticipate or none at all. In that case, we will not realize the revenue we expect from these customers.

•	We may not be able to realize the non-dilutive financial incentives offered by the States of where we have our manufacturing facilities.

•	Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.

•	Our non-profitable operating history makes evaluating our business and future prospects difficult and increases the risk of your investment.

•	We previously identified material weaknesses in our internal control over financial reporting. Although the weaknesses previously identified have been remediated, if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

S-8

•	If we fail to manage our growth effectively, we may not be able to design, develop, manufacture, market and launch our EVs successfully.

•	We are highly dependent on the services of our key employees and senior management and, if we are unable to attract and retain key employees and hire qualified management, technical and EV engineering personnel, our ability to compete could be harmed.

•	We face significant barriers to manufacture and market our EVs, and if we cannot successfully overcome those barriers our business will be negatively impacted.

•	Our ability to develop and manufacture EVs of sufficient quality and appeal to customers on schedule and on a large scale is unproven and still evolving.

•	We have no experience to date in high volume manufacture of our EVs.

•	Our ability to obtain and maintain intellectual property protection and not infringe on the rights of others.

•	There may be changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	We may fail to attract new customers in sufficient numbers or at sufficient rates or at all or to retain existing customers.

•	If our EVs fail to perform as expected, our ability to develop, market and deploy our EVs could be harmed.

•	Our distribution network may expose us to risk and if unsuccessful may impact our business prospects and results of operations.

•	We may experience significant delays in the design, production and launch of our EVs, which could harm our business, prospects, financial condition and operating results.

•	Increases in costs, disruption of supply or shortage of raw materials and other components used in our vehicles, in particular lithium-ion battery cells, could harm our business.

•	We depend upon third parties to manufacture and to supply key components and services necessary for our vehicles. We do not have long-term agreements with all of our manufacturers and suppliers, and if these manufacturers or suppliers become unwilling or unable to provide these key components and services we would not be able to find alternative sources in a timely manner and our business would be adversely impacted.

•	We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

•	We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our EVs and customer data processed by us or third-party vendors.

•	We face legal, regulatory and legislative uncertainty in how our go-to-market models will be interpreted under existing and future law, including the potential inability to protect our intellectual property rights, and we may be required to adjust our consumer business model in certain jurisdictions as a result.

S-9

•	The automotive market is highly competitive and technological developments by our competitors may adversely affect the demand for our EVs and our competitiveness in this industry.

•	We may not be able to maintain compliance with the continued listing requirements of the Nasdaq listing rules in order to prevent our Common Stock from being delisted from the Nasdaq Capital Market.

Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $1.5 million, after deducting estimated offering expenses payable by us. However, we may sell less than the maximum number of shares of Common Stock offered hereby, in which case the net proceeds would be less. There is no minimum amount that we will sell under this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will be consummated with the sale of fewer than the maximum number of shares of Common Stock offered hereby. We intend to use the net proceeds from the offering of securities under this prospectus for the acquisition of the battery lease portfolio from Proterra and general corporate purposes.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

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DILUTION

If you purchase our Common Stock (or equivalent) in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of September 30, 2023, our stockholder’s equity was $5.05 million, or $0.24 per share of Common Stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of shares of our Common Stock issued and outstanding.

After giving effect to the sale of our Common Stock in this offering at an offering price of $1.13 per share, our as adjusted net tangible book value as of September 30, 2023 would have been $6.65 million, or approximately $0.29 per share of our Common Stock. This represents an immediate increase in the net tangible book value of $0.05 per share of our Common Stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.0.84 per share of our Common Stock to new investors. The following table illustrates this per share dilution:

Offering price per share of our Common Stock	$1.13
Stockholder’s equity value per share of our Common Stock as of September 30, 2023	$0.24
Increase in stockholder’s equity value per share of our Common Stock attributable to this offering	$0.05
As adjusted stockholders’ equity value per share of our Common Stock as of September 30, 2023, after giving effect to this offering	$0.29
Dilution per share to new investors purchasing shares of our Common Stock in this offering	$0.84

The above discussion and table are based on 21,291,924 shares of our Common Stock outstanding as of September 30, 2023, and excludes:

•	Common Stock options outstanding to purchase 1,277,500 shares of our Common Stock at a weighted average exercise price of $1.55 per share;

•	Common Stock issuable upon exercise of the 1,415,929 Warrants issued concurrently in a private placement;

•	Common stock issued in private placement on January 11, 2024, totaling 3,478,260 shares for $1.13 per share;

S-11

•	Common stock issued in private placement on January 8, 2024, totaling 600,000 shares for $1.13 per share;

•	Common stock issued to settle vendor disputes on January 4, 2024, totaling 1,302,261 shares, for a value of $1.26 per share;

•	Common stock issued in conversion of $100,000 convertible notes principal, totaling 126,705 shares;

•	Common Stock issuable upon exercise of 13,913,043 warrants issued on January 11, 2024 for $2.00 per share;

•	Common Stock issuable upon exercise of 600,000 warrants issued on January 8, 2024 for $1.13 per share;

•	Common Stock issuable upon conversion of convertible promissory notes in the aggregate principal amount of $3,250,000 convertible at a floor price of $0.60 per share, which would result in the issuance of 5,250,000 shares;

•	Common Stock issuable upon exercise of 1,500,000 warrants issued on October 27, 2023 for $1.30 per share;

•	Common Stock issuable upon exercise of 1,000,000 warrants issued on November 10, 2023 for $1.30 per share.

·	Common stock issued in registered direct offering on January 11, 2024, totaling 4,196,370 shares for $1.15 per share;

·	Common Stock issuable upon exercise of 4,196,370 warrants issued in a private placement on issued on February 2, 2024 for $2.00 per share;

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of the outstanding options or warrants after September 30, 2023, including, for the avoidance of doubt, any Warrants.

S-12

MARKET INFORMATION AND DIVIDEND POLICY

Our Common Stock is currently traded on the Nasdaq Capital Market under the symbol “PEV.” On February 6, 2024, the closing sale price of our Common Stock was $1.17 per share.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our Common Stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law, and other factors the board of directors deems relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering 1,415,929 shares of our Common Stock in this registered direct offering pursuant to this Prospectus Supplement.

We are authorized to issue 450,000,000 shares of Common Stock, $0.0004 par value per share, and 50,000,000 shares of undesignated preferred stock, par value $0.0001 per share.

As of Febraury 6, 2024 there were 31,848,224 shares of our Common Stock outstanding and no shares of our preferred stock outstanding.

The material terms and provisions of our Common Stock and each other class of our securities which qualifies or limits our Common Stock are described in the section entitled “Description of Capital Stock” of the accompanying prospectus and the Description of Registered Securities included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 31, 2023.

Private Placement Transaction

In a concurrent private placement, we plan to issue and sell to the investors the Warrants to purchase up to an aggregate of 1,415,929 shares of Common Stock. The Warrants have an exercise price equal to $2.00 per share.

The Warrants and the shares of Common Stock issuable upon the exercise of such Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, investors may only sell shares of Common Stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability

The Warrants are exercisable immediately following issuance and will have a term of five years from the initial exercise date. The Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise.

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Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of Common Stock underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment

The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Purchase Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Purchase Warrant is exercisable immediately prior to such event.

Notwithstanding the foregoing, in the event of a fundamental transaction, we or a successor entity shall, at the holder’s option, exercisable at any time concurrently or within thirty (30) days following the consummation of a fundamental transaction, purchase the Purchase Warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in each Purchase Warrant) of the remaining unexercised portion of the Purchase Warrant on the date of the fundamental transaction. If the fundamental transaction is not within our control, the holders of the Warrants will only be entitled to receive from us or a successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Purchase Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

S-14

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Purchase Warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

You should review a copy of the securities purchase agreement and a copy of the form of the Warrant to be issued to the investor under the securities purchase agreement, which are executed or issued in connection with this offering and will be filed as exhibits to a Current Report on Form 8-K that we file with the SEC, for a complete description of the terms and conditions of the Warrants and the related transaction agreements.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell shares of Common Stock to the investors in this offering. Pursuant to the securities purchase agreement, the investors agreed to purchase 1,415,929 shares of our common stock at a sale price per share equal to $1.13 per share.

The shares of common stock were offered directly to the investors without a placement agent, underwriter, broker or dealer. All of the common stock sold in this offering will be sold at the same price and we expect a single closing. Our obligation to issue and sell shares to the investors is subject to the conditions set forth in the securities purchase agreement. It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. The closing of this offering is subject to customary closing conditions. We expect that the sale of the shares will be completed on or around the date indicated on the cover page of this prospectus supplement. We estimate the total expenses of this offering payable by us will be approximately $100,000.

The form of securities purchase agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information.”

We expect that the sale of 1,415,929 shares of Common Stock will be completed on or about February 9, 2024.

The transfer agent for our Common Stock is VStock Transfer LLC.

Listing

Our Common Stock is listed on Nasdaq under the trading symbol “PEV.”

LEGAL MATTERS

Certain legal matters will be passed upon for us by Loeb & Loeb LLP, New York, New York. The investors are being represented in connection with this offering by Hunter Taubman Fischer & Li, LLC, New York, New York.

EXPERTS

The financial statements of Phoenix Motor Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the effectiveness of Phoenix Motor Inc.’s internal control over financial reporting have been audited by MarcumAsia LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

S-15

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov.

Our website address is www.Phoenix.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus. Our website address is included in this prospectus as an inactive textual reference only.

As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus supplement, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

☐	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

☐	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023 and November 14, 2023, respectively;

☐	our Current Reports on Form 8-K, filed with the SEC on January 18, 2023, March 13, 2023, March 30, 2023, April 21, 2023, May 18, 2023, June 7, 2023, June 27, 2023, August 3, 2023, August 21, 2023, October 16, 2023, October 17, 2023, October 27, 2023, November 13, 2023; November 14, 2023; November 17, 2023; December 12, 2023; January 2, 2024; January 4, 2024; January 17, 2024; January 31, 2024 and February 2, 2024.

☐	our Proxy Statement on Schedule 14A for the 2023 Annual Meeting, filed with the Commission on November 17, 2023; and

☐	the description of our capital stock, included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023.

S-16

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our Common Stock pursuant to this prospectus supplement and (2) the date we stop offering our Common Stock pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. The information contained on our website (www.Phoenix.com) is not incorporated into this prospectus supplement.

You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Phoenix Motor Inc.
1500 Lakeview Loop
Anaheim, California 92807
Attn: Investor Relations Department
Phone: (909) 987-0815

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

S-17

PROSPECTUS

Phoenix Motor Inc.

$25,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having a maximum aggregate offering price of $25,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

This prospectus provides a general description of the securities that we may offer. Each time any securities are offered pursuant to this prospectus, we will provide specific information about the offered securities in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PEV.” On July 13, 2023, the last reported sales price of our common stock was $0.75 per share. Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

As of July 13, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $2,603,943, based on 21,291,924 shares of outstanding common stock, of which approximately 3,471,924 shares were held by non-affiliates, and a price of $0.75 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

The securities covered by this prospectus may be sold directly by us to investors, through agents designated by us from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in an applicable prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts. Additional information on the methods of sale appears under “Plan of Distribution” in this prospectus. We will also describe in an applicable prospectus supplement the way(s) in which we expect to use the net proceeds we receive from any sale.

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 7 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2023

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. Under this process, we may sell the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $25,000,000, subject to the Baby Shelf Limitation.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context indicates otherwise, references in this prospectus to “the Company” refers to Phoenix Motor Inc., which is incorporated in the State of Delaware, and not to its subsidiaries, and references herein to “PEV,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries.

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at https:// https://phoenixmotorcars.com/, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

Information We Incorporate by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

●	our Current Reports on Form 8-K filed with the SEC on January 18, 2023 (excluding Items 7.01 and 9.01), March 13, 2023 (excluding Item 7.01), March 30, 2023 (excluding Items 7.01 and 9.01), April 21, 2023, May 18, 2023 (excluding Items 99.1 and 99.2), June 7, 2023, and June 27, 2023.

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 7, 2022, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Phoenix Motor Inc.

1500 Lakeview Loop

Anaheim, CA 92807

Attention: Investor Relations

(909) 987-0815

Cautionary Note Regarding Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, these statements are based on our management’s beliefs and assumptions and on information currently available to our management as of the date of this prospectus. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statement:

We have identified factors that could cause actual plans or results to differ materially from those included in any forward looking statements. These factors include, but are not limited to, the following:

●	our ability to continue as a going concern;

●	our history of losses, and expectation of incurring significant expenses and losses for the foreseeable future;

●	our ability to convert concept trucks and vans into production and sales;

●	our product development timeline and expected start of production;

●	our ability to compete in the highly competitive EV commercial vehicle market and the development of competitive trucks and vans manufactured and sold by our competitors and major industry vehicle companies;

●	our ability to scale in a cost-effective manner;

●	our ability to attract new customers and retain existing customers, and reduce our substantial customer concentration;

●	our ability to control operating costs and future capital requirements and sources and uses of cash;

●	our need and ability to obtain funding for our future operations;

●	our financial and business performance, including business metrics and any underlying assumptions thereunder;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of our business model;

●	the impact of health epidemics, including the COVID- 19 pandemic, on our business and the actions we may take in response thereto;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our business, expansion plans and opportunities;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq listing rules in order to prevent our common stock from being delisted from the Nasdaq Capital Market;

●	changes in applicable laws or regulations;

●	our ability to execute our business model, including market acceptance of our planned products and services;

●	the possibility that we may be adversely affected by other economic, business or competitive factors; and

●	any potential disruptions to global economic markets caused by international conflicts, wars and terrorist threats.

These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in the section entitled “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022. You should carefully consider the risks and uncertainties described under this section.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, including the documents incorporated by reference herein, will prove to be accurate. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

You should read this prospectus, including the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained in greater detail elsewhere in this prospectus or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.You should carefully consider, among other things, our financial statements and related notes and the information set forth in the section entitled “Risk Factors” and other information incorporated by reference into this prospectus from our filings with the SEC. See also the sections entitled “Where You Can Find More Information” and “Information We Incorporate By Reference.”

The Offering

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;
•	preferred stock;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

About Phoenix

Overview

Phoenix Motor Inc. (the “Company”), doing business as “Phoenix Motorcars” through its wholly owned subsidiaries, Phoenix Cars LLC, Phoenix Motorcars Leasing LLC, and EdisonFuture Motor, Inc., is a leading electrification solutions provider for the commercial vehicle industry as well as other industries. Phoenix designs, develops, manufactures, assembles, and integrates electric drive systems and light and medium duty electric vehicles (“EVs”), with an aim to reduce carbon intensity and greenhouse gas (“GHG”) emissions. The Company operates two primary brands, “Phoenix Motorcars” which is focused on commercial products including medium duty electric vehicles, chargers and electric forklifts, and “EdisonFuture” which intends to offer light-duty electric vehicles.

As an EV pioneer, we launched our first medium-duty electric drivetrain in 2009 and delivered our first commercial EV in 2014. In 2019, we launched our second generation (“Gen 2”) High Power Drive System for the Ford E450 chassis, the E-200. Since April 2021, we have been in production of our third generation (“Gen 3”) drivetrain (E-300). We are currently scheduled to release our fourth generation (“Gen 4”) drivetrain in 2023, which is expected to allow for substantially higher production volumes and achieve significant cost reduction.

Over the last six years we have developed and deployed for our customers all-electric shuttle buses, utility trucks, service trucks, cargo trucks and flatbed trucks. This differentiates us in the market where most commercial EV manufacturers are still in the prototype phase. As of December 31, 2022, we have delivered a total of 116 EVs to more than 42 customers, representing what we believe is the largest number of Class 4 cutaway medium duty electric shuttle bus deployments in the U.S. and the most electric vehicles deployed on the Ford E-Series chassis. With over four million zero-emission miles accumulatively driven by the vehicles we delivered, we have gained significant industry experience, distinct expertise and extensive knowledge in R&D, production, commercialization, customer engagement and validation of light and medium duty EVs, enabling us to drive continued design enhancements and innovations in our current and future generations drivetrain systems and other products.

We believe the commercial EV market is currently underserved, is projected to grow from a low base today to global sales of three million units by 2025 and nine million by 2030, led by buses and light trucks, representing significant growth opportunities. Major factors driving the growth of the commercial EV market are rising policy support, increasing electrification of public transport fleets, stringent government regulations, advancements in battery pack technologies and electric powertrains and accelerated investment in charging infrastructure. By taking advantage of our proprietary technology, industry-leading experience and expertise, as well as increasing EV demand boosted by government incentives, grants and regulations, we believe we are well positioned to capitalize on the commercial market opportunities.

Corporate Information

Phoenix Motor Inc. was incorporated in Delaware on October 12, 2020. Two of our operating subsidiaries, Phoenix Cars, LLC and Phoenix Motorcars Leasing, LLC, were formed in 2003 and our third operating subsidiary, EdisonFuture Motor, Inc., was established in July 2021. Our principal executive offices are located at 1500 Lakeview Loop, Anaheim, CA 92807. Our telephone number is (909) 987-0815.

Our website is https://phoenixmotorcars.com/ and on the Investor Relations section of our website, we post or will post, as applicable, the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”): our Annual Report on Form 10-K (the “Annual Report”), our Proxy Statement on Schedule 14A, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

All of the information on our Investor Relations web page is available to be viewed free of charge. Information contained on our website is not part of this prospectus or our other filings with the SEC. We assume no obligation to update or revise any forward-looking statements in this prospectus whether as a result of new information, future events or otherwise, unless we are required to do so by law.

The SEC also maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•	December 31, 2027 (the last day of the fiscal year that follows the fifth anniversary of the completion of our initial public offering);

•	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•	the date on which we are deemed to be a “large accelerated filer,” (as defined in the Exchange Act); and

•	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal.

Risk Factors

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Report on Form 10-Q filed with the SEC , as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Description of Capital Stock

Phoenix has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): its common stock.

The following summary of the material terms of our securities is not intended to be a complete description of all of the rights and preferences of such securities. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to our Certificate of Incorporation, as amended (the “Charter”) and the our Bylaws, which are exhibits to this Annual Report. We urge you to read each of the Charter and, the Bylaws in their entirety for a complete description of the rights and preferences of our securities, as well as the Delaware General Corporation Law, as amended (the “DGCL”).

General

Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.0004 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “preferred stock”).

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our articles of incorporation and bylaws do not provide for cumulative voting rights.

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “PEV”. The transfer agent and registrar for our common stock is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Options

As of as of June 30, 2023, we had outstanding options to purchase 1,305,500 shares of our common stock at a weighted average exercise price of $1.61.

Preferred Stock

Our certificate of incorporation, as amended, provides that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our amended and restated certificate of incorporation, as amended, and any certificates of designation that our board of directors may adopt. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq.

These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty by any of our directors, officers, or stockholders owed to us or our stockholders; (3) any action arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws; or (4) any action asserting a claim against us governed by the internal affairs doctrine, except for, as to each of (1) through (4) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under Section 22 of the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the U.S. shall be the sole and exclusive forum. This choice of forum provision has important consequences for our stockholders.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

We will be subject to the provisions of Section 203 of Delaware General Corporation Law, or the DGCL, regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Description of Warrants

We may issue warrants to purchase shares of our common stock. We may issue warrants independently of or together with shares of our common stock. Warrants sold with other securities may be attached to or separate from shares of our common stock. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants to be offered;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, a discussion of any material federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

As of as of June 30, 2023, we had outstanding wnderwriter’s warrants to purchase 105,000 shares of our common stock at an exercise price of $9.375 per share.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

Plan of Distribution

We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public; or

●	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the purchase price of the securities being offered and the net proceeds to be received by us from the sale;

●	any public offering price;

●	any over-allotment options under which the underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by Loeb & Loeb LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

Experts

The financial statements of Phoenix Motor Inc. as of December 31, 2022 and December 31, 2021 and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the 2022 financial statements) of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PHOENIX MOTOR INC.

$25,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

July 26, 2023